                                                                     Exhibit 4.1


For _________________ Shares                   From whom transferred

Issued to __________________                   ________________________________

Dated ______________________                   Dated ___________________________


       NO. ORIGINAL              NO. OF ORIGINAL              NO. OF SHARES
       CERTIFICATE                    SHARES                    TRANSFERRED






No.                       ORGANIZED UNDER THE LAWS OF                    SHARES
                             THE STATE OF DELAWARE


                               Odimo Incorporated

         300,000,000 Shares Common Stock, $0.001 Par Value

This Certificate that ______________________________________ is hereby issued
__________________________________________ fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.



__________________________                             _______________________
       SECRETARY                                            PRESIDENT


NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

         For value Received, _____ hereby sell, assign and transfer ____________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________________________
to transfer the said shares on the books of the within named Corporation with full power of substitution the premises.

Dated _______________________
        In presence of